UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	ALTR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

Convertible Notes and the Indenture

On June 14, 2022, Altair Engineering Inc. (the “Company”) closed its previously announced private offering of $200 million in aggregate principal amount of 1.750% Convertible Senior Notes due 2027 (the “Notes”). The initial purchaser in the offering has a 13-day option to purchase up to an additional $30 million aggregate principal amount of the Notes (the “Additional Notes”), which option has not been exercised as of the time of filing of this Current Report on Form 8-K. The Notes are senior unsecured obligations of the Company. The Notes were issued at the closing pursuant to an Indenture, dated June 14, 2022 and executed and delivered at the closing (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

The Notes will mature on June 15, 2027, unless earlier repurchased, redeemed or converted. The Notes will bear interest from June 14, 2022 at a rate of 1.750% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2022. The Notes will be convertible at the option of the noteholders at any time prior to the close of business on the business day immediately preceding December 15, 2026, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2022 (and only during such fiscal quarter), if the last reported sale price of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A Common Stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption or (4) upon the occurrence of specified corporate events. On or after December 15, 2026, until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Class A Common Stock or a combination of cash and shares of the Class A Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The conversion rate for the Notes will initially be 13.9505 shares of the Class A Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $71.68 per share of the Class A Common Stock. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.

The Company may not redeem the Notes prior to June 20, 2025. The Company may redeem for cash all or any portion of the Notes (subject to a partial redemption limitation as described in the Indenture), at the Company’s option, on or after June 20, 2025, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

The Company estimates that the net proceeds from this offering will be approximately $194.6 million (or $223.9 million if the initial purchaser exercises its option to purchase Additional Notes in full), after deducting the initial purchaser’s discount and the Company’s estimated expenses related to the offering.

The Company used approximately $192.8 million of the net proceeds from the offering to repurchase approximately $148.2 million aggregate principal amount of the Company’s 0.250% Convertible Senior Notes due 2024 (the “2024 notes”) in the repurchase transactions described below. The Company intends to use the remainder of the net proceeds for working capital and other general corporate purposes, which may include potential acquisitions and strategic transactions as well as repurchases of its Class A Common Stock. From time to time, the Company evaluates potential acquisitions and strategic transactions of businesses, technologies, or products.

However, the Company has not designated any specific uses and has no current agreements with respect to any material acquisition or strategic transaction. The Company’s intentions with respect to its use of such net proceeds are subject to change.

2024 Notes Repurchase

Contemporaneously with the pricing of the Notes, the Company entered into separate privately negotiated transactions with certain holders of the 2024 notes to repurchase approximately $148.2 million aggregate principal amount of the 2024 notes for an aggregate of approximately $192.8 million of cash. The Company expects that, concurrently with or shortly after the pricing of the Notes, certain holders of 2024 notes that agreed to sell their 2024 notes in negotiated transactions with the Company will, concurrently with or shortly after the pricing of the notes enter into or unwind various derivatives with respect to the Company’s Class A Common Stock and/or purchase shares of the Company’s Class A Common Stock in the market. The amount of the Company’s Class A Common Stock that such holders purchase may be substantial in relation to the historic average daily trading volume of Altair’s Class A Common Stock. In addition, the Company expects that certain purchasers of the notes may establish a short position with respect to the Company’s Class A Common Stock by short selling the Company’s Class A Common Stock or by entering into short derivative positions with respect to the Company’s Class A Common Stock, in each case, in connection with the offering.

The net effect of the above market activities by holders of the 2024 notes and purchasers of the Notes could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of the Company’s Class A Common Stock and/or the Notes and may have affected the initial conversion price of the Notes. Altair cannot predict the magnitude of such market activity or the overall effect it will have on the market price of the Notes or the Company’s Class A Common Stock or the effect such market activity had on the initial conversion price of the Notes.

This report does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities

Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser in the purchase agreement pursuant to which the Company sold the Notes to the initial purchaser. The shares of the Class A Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of the Class A Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of the Class A Common Stock.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 14, 2022, between Altair Engineering Inc. and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 1.750% Convertible Senior Notes due 2027 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

Dated: June 15, 2022	By:	/s/ Matthew Brown
Name: Matthew Brown
Title: Chief Financial Officer